AGREEMENT

                THIS AGREEMENT, made and entered as of the _____ day of _______, 1996, by and between EAST COAST GOLF CENTERS OF COLUMBUS, LTD. ("Seller"), having an address of c/o The DeMatteis Organizations, EAB Plaza, Uniondale, New York 11556-0102 and Golden Bear Golf Centers, Inc., a Florida corporation with an address of 11780 U.S. Highway #1, North Palm Beach, Florida 33408 ("Buyer" or "Purchaser"), recites and provides as follows:

RECITALS

                A. Seller is the sole owner of legal and equitable title of a fee simple leasehold estate in the real estate described on Exhibit "A" hereto (the "Real Property").

                B. Seller is also the owner of the business and assets located at the Real Property (including the "Improvements" thereon) and described on Exhibit "B" hereto (the "Assets"). The Assets include that intangible personal property (e.g. contracts, licenses and permits) described on Exhibit "B".

                C. Seller has agreed to grant to Buyer the right to (i) assume the existing lease of the Real Property and (ii) purchase the Assets. The Real Property and Assets are collectively referred to herein as the "Project."

                FOR AND IN CONSIDERATION of the sum of TEN DOLLARS ($10.00) and other good and valuable consideration, the receipt of which is hereby acknowledged,

                THE PARTIES HERETO DO HEREBY MUTUALLY COVENANT AND AGREE AS
FOLLOWS:

                1.   AGREEMENT.

                A. Seller hereby grants to Buyer the exclusive right to assume the lease of the Real Property (the "Ground Lease"), including any option to purchase or right


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of first refusal in connection therewith, on the terms and conditions hereinafter described.

                B. Seller hereby grants to Buyer the exclusive right to purchase the Assets on the terms and conditions hereinafter described.

                2.   GROUND LEASE.

                Subject to the terms and conditions hereinafter stated, Buyer shall have the right to lease the Project by executing the Assignment and Assumption of Ground Lease (the "Lease Assignment") in the form of Exhibit "C" hereto.

                3.   PURCHASE PRICE.

                A. During the "Examination Period" hereinafter described, the parties shall negotiate the Purchase Price for the Project on the basis of total "Costs" of Seller as set forth on Exhibit "D" hereto, including all costs of acqisition, improvements and operating shortfall; plus 1/3 of East Coast Golf Centers, Inc.'s development costs and operating losses; the total Puchase Price being approximately $2,534.000. Seller shall provide Buyer with appropriate evidence of all components of these Costs. The Purchase Price shall be allocated as set forth on Exhibit "E" hereto.

                B. If the Purchase Price is determined to be greater than $2,660,700.00 during the Examination Period, Buyer shall notify Seller. Seller shall have five (5) days to notify Buyer of its election to waive the overage. If Seller notifies Buyer of its election to waive the overage, Buyer shall proceed to Closing as provided herein. If Seller notifies Buyer it does not elect to waive the overage, Buyer shall have five (5) days to notify Seller of its election to terminate this Agreement or proceed to Closing based on such Purchase Price.

                C. A portion of the purchase price shall be payable by a non-interest bearing "Note" of Buyer in the amount and form agreed to by Buyer and Seller during the Examination Period. The maturity date shall be thirteen months from Closing with no penalty for prepayment. Mandatory prepayments shall be due equal to any payments


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made by the Optionee under the Stock Option Agreement attached hereto. The aggregate face amount of the Note delivered hereunder and under each of the "Other Agreements" hereinafter referred to shall not exceed $600,000.00.

                4.      CLOSING.

                A. The right to purchase granted hereunder may be exercised by Buyer giving written notice of its desire to close to Seller prior to expiration of the Examination Period. This notice shall require the parties to proceed with Closing with respect to the Assignment and the purchase and sale of the Assets. Closing shall occur within fifteen (15) business days of Seller's receipt of such notice from Buyer. All appropriate sums due Seller or Buyer shall be ascertained at Closing or, if not capable of ascertainment at Closing, within ninety (90) days thereafter at the reasonable request of either Buyer or Seller.

                B. At the Closing, Buyer and Seller shall execute all documents reasonably necessary to carry out the provisions hereof and to transfer its interest in the Ground Lease and the Real property and all Assets to Buyer, including but not limited to the Lease Assignment; a General Assignment of all applicable contract rights and other intangible personal property (including all construction warranties and all applicable licenses and permits); a Bill of Sale conveying all Assets; a Closing Statement; a so-called FIRPTA Affidavit; a No-Lien, Gap and Parties in Possession Affidavit; and a letter to all vendors. Seller shall also provide evidence of good standing, corporate resolution (with incumbency certificate) and any other items reasonably required by Buyer or the title insurer.

                C. At Closing, Buyer shall pay Seller the Purchase Price as provided herein, and Seller shall pay off the "Permitted Liens" hereinafter described.

                D. Buyer shall pay all closing costs (but not Seller's attorney's fees) incident to the transaction as part of the Purchase Price. The closing costs are included in the Costs shown on Exhibit "D".


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                E.      Upon payment of the Purchase Price, possession of the
Project shall be made available to the Purchaser on the day of Closing.

                F. At Closing, Seller shall deliver an appropriate release and termination agreement with respect to that certain Development Agreement dated August 15, 1994, as amended on July 25, 1995.

                5.      CONDITIONS TO CLOSING.

                Buyer's obligation to purchase the Project is subject to all matters set forth herein. Seller and Buyer each agree to proceed in good faith and take such action as is reasonably within its control in order to consummate the transaction contemplated hereby, in accordance with the provisions hereof.

                A. During the Examination Period, Buyer shall obtain a commitment (the "Title Commitment") issued by a nationally recognized title company (the "Title Company") for an A.L.T.A. Form B leasehold title insurance policy (the "Title Policy"), showing title to the Real Property in Seller and subject only to those matters acceptable to Buyer (the "Permitted Exceptions") in the exercise of its sole discretion.

                        (2) If the Title Commitment contains exceptions other than Permitted Exceptions, Buyer shall notify Seller of its approval or rejection of such exceptions prior to the expiration of the Examination Period. All such "Unpermitted Exceptions" and "Survey Defects" (as defined below), shall be corrected at Seller's expense, and/or removed of record in a manner satisfactory to Buyer, and shall not appear on the Title Policy when issued; provided, however, that Seller shall not be obligated to expend more than $100,000.00 to cure any such Unpermitted Exceptions. If Seller is unable to correct and/or remove of record any Unpermitted Exception(s) by the date of Closing set forth herein, then Buyer may, upon written notice to Seller, postpone and repostpone the Closing for a period totalling in the aggregate not more than ninety (90) days so as to permit Seller to correct and/or remove of record such Unpermitted Exception(s). If Seller is not obligated to or is unable to cure of record any Unpermitted


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Exceptions, Buyer shall either (i) proceed to Closing with no adjustment to the
Purchase Price, or (ii) terminate this Contract.

                B. During the Examination Period, Buyer, at its sole cost and expense, shall obtain a current survey of the Property (the "Survey") certified to the Seller, Buyer and to the Title Company, and dated as of the then current date. The Survey shall be reasonably satisfactory to Buyer in form and substance, shall locate all Improvements and show all building set-back lines (public and private) and applicable Schedule B exceptions on the Title Commitment, shall include flood plain designations, and shall be in such form as the Title Company shall require to delete the standard survey exceptions in the Title Policy. The Survey shall indicate that the Property does not include any gaps, hiatuses, encroachments, encumbrances, drainage canals or other matters not acceptable to Buyer. Any survey matters which cause the Survey not to comply with the requirements are referred to herein as "Survey Defects".

                C. In addition to all other matters set forth herein, Buyer shall have no obligation to consummate the within contemplated transaction unless and until the following conditions have either been satisfied or waived by Buyer in writing. If all such conditions are neither satisfied nor waived, Buyer may thereafter terminate this Agreement upon written notice to Seller. Such conditions are as follows:

                        (a) All representations, warranties and covenants of Seller hereby shall be true and correct on the Closing Date and Buyer shall have received such evidence thereof as Buyer may reasonably request;

                        (b) Between the date of this Agreement and the Closing Date, there shall have been no intervening destruction or material, uninsured damage to or condemnation of the Premises or any portion thereof, or any material adverse change in the profitability of the Project.

                        (c) Seller shall have performed all of its other obligations under this Agreement; and


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                        (d)  The Seller shall not be in default under, and Buyer
shall not have terminated, any of the "Other Agreements" executed simultaneously herewith and described on Supplement "A" hereto; provided, however, if Buyer determines not to proceed under the Charlotte Agreement described on Supplement "A", such Charlotte Agreement shall not be one of the "Closing Agreements" for purposes hereof. It is understood and agreed that the closing hereunder and the closing under the Other Agreements shall occur simultaneously and neither Buyer nor Seller shall be obligated hereunder in the event a closing does not so occur under the Other Agreements.

                6. DEFAULT. Upon a default by either party hereunder, the non-defaulting party shall have all rights and remedies available at law or in equity, including, but not limited to, the right of specific performance.

                7.      ACCESS TO PREMISES.

                        A. Commencing on the Effective Date and terminating on thirty (30) days thereafter (the "Examination Period"), Buyer and Buyer's agents shall have the right to enter the Real Property at all reasonable times to examine the Project, provided that Buyer shall not interfere with Seller's operation of the Project. In the event this Agreement is terminated, the right of entry granted hereby shall likewise be terminated.

                        B. Without limiting the generality of the foregoing, Buyer may perform or cause to be performed soil tests, inspections, radon and asbestos investigations, environmental audits, surveying and engineering services, appraisals and to otherwise view and inspect the Project and all components thereof, any and all of Seller's financial and other records in connection therewith. Any such entry upon the Real Property shall be at Buyer's sole risk and expense and Buyer shall indemnify and hold Seller harmless from any such entry, and of and from any and all costs, expenses, loss, damage, claim or liability, arising out of or incurred or claimed in connection with the exercise by Buyer of such right of entry, and any such entry shall be performed in


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such a manner so as to minimize damage to the Real Property. This indemnity shall survive termination hereof or Closing.

                        C. Seller also hereby expressly grants Buyer permission to investigate and to examine any and all governmental records and to conduct interviews with any and all relevant governmental and regulatory authorities with respect to the use and ownership of the Project, all of which examinations and inspections shall be undertaken at the sole cost and expense of Buyer.

                        D. Immediately upon the execution hereof, Seller shall make available to Buyer for inspection or copying: any and all zoning and platting information; all site plans and the like; any soil tests; any existing title insurance policies and commitments; the Ground Lease and all documents and correspondence in connection therewith; all governmental approvals, permits and licenses (the "Licenses"); any existing surveys, together with as-built plans and specifications; all construction contracts and records; sales tax returns for the last twelve (12) months; real estate tax bills; all architectural and construction contracts; existing insurance policies; all Project agreements and any correspondence in connection therewith; all appraisals, marketing studies and the like; all management and service contracts; all operating and expense reports prepared by or for Seller; all books and records of Seller or Seller's agents concerning the Project and any other documents concerning the Project reasonably requested by Buyer and which are in the possession or control of Seller or its agents.

                E. In addition to the provisions of Section 3.B. hereof, if any of the inspections or investigations referred to hereinabove are not satisfactory in the exercise of Buyer's reasonable business judgment, Buyer may terminate this Agreement by written notice to Seller prior to the termination of the Examination Period. In such event, neither party shall have any further rights or obligations hereunder.


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                8.      REPRESENTATIONS BY SELLER.

                Seller represents and warrants to Buyer as follows:

                A. MARKETABLE TITLE. Seller has good, marketable and insurable leasehold title to the Real Property, and Seller has good and marketable title to the Assets, free and clear of all mortgages, liens and security interests, except as shown on Exhibit "G" hereto (the "Interim Liens").

                B. CONDEMNATION PENDING OR THREATENED. There is no pending or threatened condemnation or similar proceeding affecting the Real Property or any portion thereof, nor has Seller knowledge that any such action is presently contemplated.

                C. ADVERSE INFORMATION. Seller has no information or knowledge of any change contemplated in any applicable laws, ordinances, or restrictions, or any judicial or administrative action, or any action by adjacent landowners, or natural or artificial conditions upon the Real Property, or the condition thereof, which would prevent, limit, impede, or render more costly Buyer's use of the Premises.

                D. COMPLIANCE WITH LAWS. To the best of Seller's knowledge, Seller has complied with all applicable laws, ordinances, regulations, statutes, rules and restrictions pertaining to and affecting the Project. Performance of this Agreement will not result in any breach of, or constitute any default under, or result in the imposition of, any lien or encumbrance upon the Project under any agreement or other instrument to which Seller is a party or by which Seller or the Project might be bound.

                E. PENDING LITIGATION. Except as shown on Exhibit "H", there are no legal actions, suits, or other legal or administrative proceedings, including condemnation cases, pending or threatened, against the Project, and Seller is not aware of any facts which might result in any such action, suit or other proceedings.

                F. DISCLOSURE OF ADVERSE FACTS. To the knowledge of Seller, there is


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no significant adverse fact or condition relating to the Project or its continued use by Buyer which has not been specifically disclosed in writing by Seller to Buyer, and Seller knows of no fact or condition of any kind or character whatsoever which adversely affects such intended use of the Project by Buyer.

                G. BUILDING PERMITS. To the best of Seller's knowledge, all building permits required for the Project are in good standing and were validly issued by the appropriate governmental authorities, and all required certificates of occupancy have been issued and are outstanding.


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                H.      EXISTING IMPROVEMENTS.  To the best of Seller's
knowledge, all buildings and improvements have been completed and installed in accordance with the plans and specifications approved by the various governmental authorities having jurisdiction and permanent certificates of occupancy, all licenses, permits, authorizations, and approvals required by all governmental authorities having jurisdiction and the requisite certificates of the local board of fire underwriters (or other body exercising similar functions) have been issued for the buildings and improvements and have been paid for.

                I. NO VIOLATIONS OF LAWS, ETC. To the best of Seller's knowledge, no building, or similar law, ordinance or regulation is, or as of the Closing will be, violated by the continued maintenance, operation, or use of any buildings, improvements, or structures presently erected on the Real Property or by the continued maintenance, operation, or use of the parking areas. There are no uncured violations of federal, state, or municipal laws, ordinances, orders, regulations, or requirements affecting any portion of the Project. To the best of Seller's knowledge, no heating equipment, incinerators or other burning devices violate, or as of the Closing will violate, any applicable federal, state, or municipal laws, ordinances, orders, regulations or requirements.

                J. SERVICE CONTRACTS. There are no contracts, oral or written, with any employees nor any service contract, maintenance contract nor any other contract or agreement relating to the Project which are not terminable at will. Copies of all such existing agreements shall have been delivered to Buyer during the Examination Period.

                K. CONDITION. To the best of Seller's knowledge, all building and operating equipment and all Assets are in good and proper operating order and the improvements are in good structural condition, free of termite infestation, roof leakage, wood rot or decay or any structural defect which substantially impairs the value or life expectancy.

                L. HAZARDOUS SUBSTANCES. Seller hereby represents and warrants to Buyer that (i) to the best of Seller's knowledge, the Project is not contaminated with any hazardous substance; (ii) Seller has not caused and will not cause, and to the best of Seller's knowledge, there never has occurred, the release of any hazardous substance on the Real Property; (iii) to the best of Seller's knowledge, the Real Property is not subject to any federal, state or local "superfund" lien, proceedings, claim, liability or action, or the threat or likelihood thereof, for the cleanup, removal, or remediation of any such hazardous substance from the Real Property or from any other real property owned or controlled by Seller or in which Seller has any interest, legal or equitable;
(iv) to the best of Seller's knowledge, there is no asbestos (or other regulated material) in any of the improvements; (v) to the best of Seller's knowledge, there are no underground storage tanks on the Real Property; (vi) to the best of Seller's knowledge, by acquiring the Real Property, Buyer will not incur or be subjected to any "superfund" liability for the cleanup, removal or remediation of any hazardous substance from the Real Property or any liability, cost, or expense for the removal of any asbestos or underground storage tank from the Real Property; and (vii) Seller will indemnify, defend, and hold Buyer harmless from and against any and all claims, demands, liabilities, damages, suits, actions, judgments, fines, penalties, loss, cost and expense (including, without limitation, attorneys fees) arising or resulting from, or suffered, sustained or incurred by Buyer as a result of, the material untruth or inaccuracy of any of the foregoing representations and warranties of Seller to Buyer, which indemnity shall survive the closing. The terms "hazardous substance," "release" and "removal" as used herein shall have the same meaning and definition as set forth in paragraphs (14), (22) and (23), respectively, of Title 42 US.C. section 9601 and under any applicable Ohio law provided, however, that the


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term "hazardous substance" as used herein also shall include "hazardous waste"
as defined in paragraph (5) of 42 U.S.C. section 6903 and "petroleum" as defined in paragraph (8) of 42 U.S.C. section 6991. The term "superfund" as used herein means the Comprehensive Environmental Response, Compensation and Liability Act, as amended, being Title 42 U.S.C. section 9601 et seq., as amended, and any similar state statute or local ordinance applicable to the Property, and all rules and regulations promulgated, administered and enforced by any governmental agency or authority pursuant thereto. The term "underground storage tank" as used herein shall have the same meaning and definition as set forth in paragraph
(1) of 42 U.S.C. section 6991, and applicable Ohio law.

                M. AUTHORITY. Seller has the authority and power to enter into this Agreement and to consummate the transaction provided for by this Agreement. Consummation of this transaction will not breach any agreement to which Seller is a party.

                N. ORGANIZATION. Seller is duly organized and existing in good standing under the laws of the State of Ohio.

                O. STATEMENTS. Exhibit "I" attached hereto is a true, correct and complete revenue and expense statement for the Project to date.

                P. LIENS. There are no mortgages or deeds of trust or security agreements (other than those matters referred to on Exhibit "G" hereto) encumbering the Real Property or the Assets. At Closing, Seller shall deliver an appropriate release agreement from each such lienholder.

                Q. LIABILITIES. All liabilities and obligations of Seller with respect to the Project are clearly and completely reflected on the Statements attached hereto as Exhibit "J". Except for those liabilities set forth on Exhibit "J-1" which are to be assumed by Buyer, all of such liabilities shall be paid in full by Seller as of Closing.


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                R.      GROUND LEASE.

                (a) The Ground Lease shown on Exhibit "K" is true, accurate and complete. No other lease agreement affects the Real Property or any portion thereof.

                (b) The Ground Lease is in full force and effect, unmodified and no event of default by lessor or lessee exists thereunder.

                (c) The Ground Lease will not be changed, modified or altered without the prior written consent of Buyer.

                (d) At closing, Ground Lessor shall execute the Lease
Assignment.

                S. ZONING. To the best of Seller's knowledge, (i) the Property is zoned to permit the Project, without special exception; and (ii) the Property is not a non-conforming use. Seller has no knowledge of any fact, action or proceeding, whether actual, pending, or threatened, which could result in a modification or the termination of such zoning.

                T. NO SPECIAL ASSESSMENTS. To the best of Seller's knowledge, no portion of the Property is affected by any special assessments, whether or not constituting a lien thereon.

                U. PARTIES IN POSSESSION. There are no parties in possession of any portion of the Property as lessees, licensees, concessionaries, tenants at sufference or trespassers.

                V. INSURANCE. Seller currently maintains, and shall maintain until Closing, the insurance set forth on Supplement "B" hereto. At Buyer's election, this insurance can be assumed at Closing.

                W. EMPLOYEE CONTRACTS/PLANS. Seller warrants that there are no union contracts, collective bargaining agreements, ERISA Employee Benefit Plans, health benefit plans, or employment agreements with respect to the Project.


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                X.      TAXES.

                a. All federal, state and local returns, forms or reports required to be filed with respect to any Tax (as defined below) liability of Seller or the Project have been filed in a timely manner (taking into account all extensions of due dates) and any tax of Seller that is due and payable has been paid and no deficiencies for any Tax in respect of Seller or the Project have been asserted or assessed against Seller or the Project in writing which remain unpaid. Any Tax attributable to periods prior to the closing Date, but not yet payable shall be paid when due by Seller.

                b. "Tax" means any federal, state or local income, gross receipts, franchise, privilege, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, customs, duties, real property, personal property, ad valorem, capital, stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, and including any interest, penalties or additions to tax. For purposes of this Agreement, income taxes shall mean taxes based on or measured by net income but shall not include franchise, capital, stock, minimum, gross receipts or other taxes not based solely on net income.

                9. OPINION OF SELLER'S COUNSEL. At Closing, Seller shall deliver to Buyer an opinion of Seller's counsel dated on the date of closing to the following effect:

                (a) Seller is a duly organized and validly existing corporation in good standing under the laws of the State of Ohio.

                (b) Seller has the power to carry on its business as it is presently being conducted, to enter into this Agreement, to assign, transfer, and deliver to Buyer the properties, assets and business of Seller as contemplated by this Agreement.

                (c) All proceedings required by law or by the provisions of Seller's


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operating agreement to be taken by the Seller on or before the date of this
Agreement in connection with the consummation of the transactions contemplated by this Agreement have been duly and validly taken.

                (d) This Agreement and the instruments executed and delivered to Buyer pursuant to this Agreement have been fully and properly authorized, executed and delivered and constitute the legal, valid and binding obligation of Seller, enforceable in accordance with their terms.

                (e) The performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any breach or violation of any of the terms or provisions of, Seller's articles of incorporation or bylaws.

                (f) Seller's counsel has no knowledge of any litigation, proceeding or governmental investigation (whether state or federal) or labor dispute or labor trouble pending or threatened against or relating to Seller or its properties, assets or business.

                10. ASSIGNMENT. Buyer shall have the right to assign this Agreement to a related or affiliated entity.

                11. LIABILITIES OF SELLER. Buyer shall not, except as expressly set forth herein, assume or become liable for any costs, expenses, liabilities or obligations of Seller or the Project and Seller agrees to defend, indemnify and hold Buyer harmless from any such liabilities. This indemnity shall survive termination hereof at closing.

                Seller shall comply with all relevant "bulk sales act" or similar requirements with respect to any Project vendors or creditors.

                12. BROKERAGE. Buyer and Seller each represent to the other that they have dealt with no broker in connection with this transaction. Any fees or commissions which may be claimed by any agent, salesman or broker shall be the sole responsibility of the party who has dealt with any such agent, salesman or broker. Each party agrees to indemnify and hold harmless the other party hereto for any and all judgments, costs of suit, attorneys' fees and other reasonable expenses that the indemnitee may incur by reason of any action or claim made against the indemnitee by any agent, salesman or broker dealing, or claiming to have dealt, with indemnitors. This provision shall survive Closing, or termination of this Agreement, for a period of five (5) years.

                13. NOTICES. Any notice provided for by this Agreement and any other notice or communication that one party may wish to send to another shall be in writing and sent by overnight commercial courier service (i.e., Federal Express or Purolator) addressed to the party for which such notice or communication is intended, at such party's address set forth below or at any other address provided in writing by such party to the other party by notice complying with this Section.

         Seller:                    Mr. Donald Schaeffer
                                    c/o The DeMatteis Organizations
                                            EAB Plaza
                                    Uniondale, New York 11556-0102

With a copy to:                     Arnold L. Bartfeld, Esq.
                                    Alter, Bartfeld & Mantel, LLP
                                    90 Park Avenue 35th Floor
                                    New York, New York 10016

         Buyer:                     Golden Bear Golf Centers, Inc.
                                    11780 U.S. Highway #1
                                    North Palm Beach, FL 33408
                                    Attention: Mr. Gary Rosmarin, President

With a copy to:                     David M. Shaw, Esq.
                                    Fleming, Haile & Shaw, P.A.
                                    440 Royal Palm Way, Suite 100
                                    Palm Beach, Florida 33480

                14. ATTORNEYS' FEES. If either party commences an action against the other to enforce any of the terms of this Agreement or because of the breach by either party of any of the terms hereof, the losing or defaulting party shall pay to the prevailing party the reasonable attorneys' fees, costs and expenses incurred in connection with the prosecution or defense of such action, at trial and all appellate levels. Each party agrees to jurisdiction and venue in Palm Beach County, Florida.

                15. CONFIDENTIALITY. The terms of this Agreement and the information made available as a result of the investigations which preceded the consummation of the transactions contemplated by this Agreement are confidential and are personal or trade or business secrets of the parties. The parties shall not disclose to any other person the nature, terms, or conditions of this Agreement or any information concerning the respective parties unless required by this Agreement or as a result of litigation relating to this Agreement or the respective parties.

                16. NON-COMPETE. As part of the consideration to Buyer for entering into and consummating this transaction, Seler and Indemnitors covenant and agree not to (i) enter into any competing or similar business within a 25-mile radius of the Real Property. Seller and Buyer covenant and agree that this provision may be enforced by injunction or other equitable relief without the necessity of Buyer placing a bond with the Court. Any violation of the covenants (or any of them) set forth herein by Seller and Buyer would materially and irrevocably harm Buyer and its business. This provision shall survive closing for a period of five (5) years.

                17. SURVIVAL. All representations, warranties and indemnities of Seller, and all applicable covenants and agreements of Buyer and Seller, shall survive execution of the Lease Assignment and closing hereunder for a period of [six months] [one (1) year] and shall not merge into such agreement or the closing instruments hereunder. Seller shall indemnify and hold Buyer harmless from any loss, cost, damage or expense whatsoever arising from a breach of any such representation, warranty, covenant or agreement. This indemnity shall be secured by [$50,000.00] placed in an interest bearing escrow account at Closing in accordance with the escrow agreement attached hereto as Supplement C.

                18. COOPERATION. Buyer and Seller will cooperate with respect to all matters pertaining to Closing hereunder.

                19. MAINTENANCE AND RISK OF LOSS. Commencing with the date hereof, Seller shall maintain the Project in its current condition and with the same standard of care as it presently maintains the Project. All risk of loss to the Project prior to the Closing shall be upon the Seller.

                20. AUTHORITY OF SELLER. Each party signing on behalf of Seller hereby represents and warrants to Buyer that he has full authority to sign this Agreement and bind the Seller on behalf of the Seller.

                21. AUTHORITY OF THE BUYER. The undersigned represents that it has full power and authority to execute this Agreement on behalf of the Buyer.

                22. LICENSES. Seller shall cooperate with, and execute all necessary documents requested by, Buyer in the transfer (and issuance as applicable) of all Licenses in the name of Buyer.

                23. AUDIT. Seller shall make the books and records for the Project available to Buyer for a period of three (3) years after the Closing to permit Buyer's accountants to conduct an audit at Buyer's cost. In connection with such audit, Seller agrees to execute and deliver a letter in the form of Exhibit "L" hereto. The provisions of this paragraph shall survive Closing.

                24. PREPARATION OF AGREEMENT. Although this document has been prepared by counsel to Buyer, it reflects extensive negotiations with the Seller and Seller's counsel and shall not be construed against Buyer.

                25. EFFECTIVE DATE. The date of this Agreement ("Effective Date") shall be the date upon which the last one of Seller and Buyer has signed this Agreement.

                26. TIME FOR ACCEPTANCE. If this Agreement is not executed by Seller and returned to Buyer on or before ____________________, the offer set forth herein shall terminate.

                27. FACSIMILE. The parties agree that a facsimile transmission of the signed agreement constitutes an original and binding document.

                28. COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                IN WITNESS WHEREOF, the parties have executed this Agreement for themselves, their respective heirs, executors, personal representatives, successors and assigns as of the date and year first above written.

                                         BUYER:
                                         GOLDEN BEAR GOLF CENTERS, INC.

                                         By: /S/ GARY ROSMARIN
                                            ------------------------------
                                            Name:  Gary Rosmarin
                                            Title:  President

                                         SELLER:
                                         EAST COAST GOLF CENTERS OF
                                         COLUMBUS, LTD.

                                         By: /S/ LAWRENCE RAFFERTY, its
                                             -----------------------------
                                              Name:  Lawrence Rafferty
                                              Title:  Member/Sec., Treas.

                              SCHEDULE OF EXHIBITS


Exhibit "A"              Real Estate

Exhibit "B"              Improvements and Assets

Exhibit "C"              Form of Assignment

Exhibit "D"              Calculation of Purchase Price

Exhibit "E"              Allocation of Purchase Price

Exhibit "F"              Operating Statements

Exhibit "G"              Interim Liens

Exhibit "H"              Litigation

Exhibit "I"              Operating Statement

Exhibit "J"              Liabilities

Exhibit "J-1"            Liabilities Assumed by Buyer

Exhibit "K"              Ground Lease

Exhibit "L"              Audit Letter

Supplement "A"           Other Agreements

Supplement "B"           Insurance

Supplement "C"           Escrow Agreement

Schedule "A"             Stock Option Agreement


NOTE: Any Exhibits hereto shall be initialled by Buyer and Seller. Any Exhibits not appended hereto on the Effective Date shall be agreed to during the Inspection Period. In the event of a material dispute as to any of the Exhibits, either party may terminate this Agreement.

                In the event of termination hereof, the Stock Option Agreement shall terminate.